UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 13, 2009

-------------

FERO INDUSTRIES, INC.

(Name of Small Business issuer in its charter)

   Colorado                                                   000-53337                                   01-0884561

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

17 Reeves Crescent, Red Deer, AB T4P 2Z4 Canada

 (Address of principal executive offices)

                                                                      (403) 827-7936

(Registrant’s telephone number)

-------------------------

Entry into a Material Definitive Agreement, Financial Statements and Exhibits

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2009 Fero Industries, Inc. (the “Registrant”) has entered into a Definitive Share Exchange Agreement to acquire Pyro Pharmaceuticals, Inc. of Irvine California. Pyro Pharmaceuticals, Inc. is engaged in the business of developing therapeutics against multi-drug resistant infectious microorganisms.  The Definitive Agreement provides for the exchange of Pyro’s capital stock for shares of the Company’s common stock, with Fero remaining as the parent entity and Pyro as a subsidiary.  It is anticipated that a final closing to occur upon completion of Pyro’s audited financial Statements and will be subject to certain terms and conditions as set forth in the definitive agreement.

For all the terms and provisions of the Agreement, reference is hereby made to such Agreements annexed hereto as Exhibit 10.1,. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

10.1 Definitive Share Exchange Agreement Between Fero Industries, Inc. and Pyro Pharmaceuticals, Inc.
99.1 News Release Definitive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fero Industries, Inc.

/s/ Leigh Ann Squire

Secretary, Treasurer and Director

October 14, 2009